Exhibit 10.20

STANDARD FORM OF APARTMENT LEASE

FOR 41 JOHN STREET, NEW YORK, NY 10038

PREAMBLE: This lease contains the agreements between You and Owner concerning Your rights and obligations and the rights and obligations of Owner. You and Owner have other rights and obligations which are set forth in government laws and regulations.

You should read this Lease and all of its attached parts carefully. If You have any questions, or if You do not understand any words or statements, get clarification. Once You and Owner sign this Lease You and Owner will be presumed to have read it and understood it. You and Owner admit that all agreements between You and Owner have been written into this Lease. You understand that any agreements made before or after this Lease was signed and not written into it will not be enforceable.

THIS LEASE is made as of APRIL 1, 2017 by and between 41 JOHN STREET EQUITIES LLC, (hereinafter referred to as the “Owner” or “Landlord”) whose address is 55 Fifth Avenue, New York, New York 10003, and YANGTZE RIVER DEVELOPMENT LTD, hereinafter referred to as “You” or “Tenant”) whose address is: 183 Broadway, FL 5, New York, NY 10007.

1.	APARTMENT AND USE

Owner agrees to lease to You Apartment #2A (“Apartment” or “Demised Premises”) at 41 John Street 10038 (“Building”) Borough, City, and State of New York. You shall use the Apartment for living purposes and home occupations to the extent permitted under the New York City Zoning Resolution as amended.

2.	LENGTH OF LEASE

The term (that means the length) of this Lease is ONE (1) YEAR, beginning on APRIL 1, 2017 (“Commencement Date”) and ending on MARCH 31, 2018 (“Expiration Date”). If you do not do everything You agree to do in this Lease, Owner may have the right to end it before the above date. If Owner does not do everything that Owner agrees to do in this Lease, You may have the right to end the Lease before the Expiration Date.

3.	RENT

During the term of the Lease, the Rent for the Apartment is $88,740.00 (“Fixed Rent” or “Rent”) payable in one lump sum at lease signing. You will be responsible for payment of rent until the later of the following: the lease term expiration date or the date vacant possession is delivered, provided You have complied with the required sixty (60) day written notice and access provision under 15(b). In the event You have not complied with the requirements under 15(b), You will be responsible for payment of Rent until the later of sixty (60) days AFTER the Lease expiration date or sixty (60) days after vacatur. You must pay the first month’s Rent by certified check or bank money order to Owner when You sign this Lease.

4.	SECURITY DEPOSIT

You are required to give Owner a security deposit equal to the sum of $7,395.00. If You carry out all of your agreements in this Lease and if You move out of the Apartment and return it to Owner in the same condition it was in when You first occupied it, except for ordinary wear and tear or damage from fire or other casualty which was not caused by You, Owner will return to You the full amount of your security deposit to which You are entitled within thirty (30) days after this Lease ends. However, if You do not carry out all your agreements in this Lease, Owner may keep all or part of your security deposit necessary to pay Owner for any losses incurred, including missed Rent, and/or any other payments due by You under this Lease. If Owner sells or leases the Building, Owner will turn over your security either to You or to the person buying or leasing (lessee) the Building within five (5) days after the sale or lease. Owner will then notify You, by registered or certified mail, of the name and address of the person or company to whom the deposit has been turned over. In such case, Owner will have no further responsibility to You for the security deposit. The new Owner or lessee will become responsible to You for the security deposit.

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5.	IF YOU ARE UNABLE TO MOVE IN

A situation could arise which might prevent Owner from letting You move into the Apartment on the Commencement Date set in this Lease. If this happens for any reason, Owner will not be responsible for your damages or expenses, and this Lease will remain in effect. In such case You will not have to pay Rent until the move-in date Owner gives You by written notice. In the event You do not receive a move-in date from the Owner within 60 days after the Commencement Date, You may, at your option, cancel this Lease upon written notice to the Owner. In the case of such cancellation You shall receive back the rent and security You paid under the Lease and thereafter neither party to this Lease shall have any further obligation or liability under the lease.

6.	CAPTIONS

In any dispute arising under this Lease, in the event of a conflict between the text and a caption, the text controls.

7.	WARRANTY OF HABITABILITY

A. All of the sections of this Lease are subject to the provisions of the Warranty of Habitability Law in the form it may have from time to time during this Lease. Nothing in this Lease can be interpreted to mean that You have given up any of your rights under that law. Under that law, Owner agrees that the Apartment and the Building are fit for human habitation and that there will be no conditions that Owner creates that will be detrimental to life, health or safety.

B. You will do nothing to interfere or make more difficult Owner’s efforts to provide You and all other occupants of the Building with the required facilities and services. Any condition caused by your misconduct or the misconduct of anyone under your direction or control shall not be a breach by Owner.

8.	CARE OF YOUR APARTMENT-END OF LEASE-MOVING OUT

A. You will take good care of the Apartment and will not permit or do any damage to it, except for damage which occurs through ordinary wear and tear. You will move out on or before the ending date of this Lease and leave the Apartment in good order and in the same condition as it was when You first occupied it, except for ordinary wear and tear and damage caused by fire or other casualty.

B. When this Lease ends, You must remove all of your movable property. You must also remove at your own expense, any bookcases, cabinets, mirrors, painted murals or any other installations or attachments You may have installed in the Apartment, even if it was done with Owner’s consent. You must restore and repair to its original condition those portions of the Apartment affected by those installations and removals. You have not moved out until all persons, furniture and other property of yours is also out of the Apartment. If your property remains in the Apartment after the Lease ends, Owner may either treat You as still in occupancy and charge You for use, or may consider that You have given up the Apartment and any property remaining in the Apartment. In this event, Owner may either discard the property or store it at your expense. You agree to pay as additional rent to Owner for all costs and expenses incurred in removing such property. The provisions of this Article will continue in effect after the end of this Lease.

9.	CHANGES AND ALTERATIONS TO APARTMENT

You cannot build in, add to, change or alter, the Apartment in any way without getting Owner’s written consent before You do anything. Without Owner’s prior written consent, You cannot install or use in the Apartment any of the following: garbage disposal units, heating, ventilating or air conditioning units or any other electrical equipment which, in Owner’s reasonable opinion, will overload the existing wiring installation in the Building or interfere with the use of such electrical wiring facilities by other tenants of the Building. Also, You cannot place in the Apartment water-filled furniture.

10.	YOUR DUTY TO OBEY AND COMPLY WITH LAWS, REGULATIONS AND LEASE RULES

A. Government Laws and Orders. You will obey and comply (1) with all present and future city, state and federal laws and regulations which affect the Building or the Apartment, and (2) with all orders and regulations of Insurance Rating Organizations which affect the Apartment and the Building. You will not allow any windows in the Apartment to be cleaned from the outside, unless the equipment and safety devices required by law are used.

B. Owner’s Rules Affecting You. You will obey all Owner’s rules listed in this Lease and all future reasonable rules of Owner or Owner’s agent. Notice of all additional rules shall be delivered to You in writing or posted in the lobby or other public place in the Building. Owner shall not be responsible to You for not enforcing any rules, regulations or provisions of another tenant’s lease except to the extent required by law.

C. Your Responsibility. You are responsible for the behavior of yourself, of your immediate family, your servants and people who are visiting You. You will reimburse Owner as Additional Rent upon demand for the cost of all losses, damages, fines and reasonable legal expenses incurred by Owner because You, members of your immediate family, servants or people visiting You have not obeyed government laws and orders of the agreements or rules of this Lease.

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11.	OBJECTIONABLE CONDUCT

As a tenant in the Building, You will not engage in objectionable conduct. Objectionable conduct means behavior which makes or will make the Apartment or the Building less fit to live in for You or other occupants. It also means anything which interferes with the right of others to properly and peacefully enjoy their Apartments, or causes conditions that are dangerous, hazardous, unsanitary and detrimental to other tenants in the Building. Objectionable conduct by You gives Owner the right to end this Lease.

12.	SERVICES AND FACILITIES

A.	Required Services. Owner will provide hot and cold water and heat as required by law, repairs to the Apartment as set forth in this Lease and elevator service. You are not entitled to any Rent reduction because of a stoppage or reduction of any of the above services unless it is provided by law.

B.	Utilities included in the Rent: water, sewer, and heat.

C.	Electricity and Other Utilities. You have the responsibility to pay for all electricity and or gas used to operate all appliances in your Apartment including but not limited to the stove, refrigerator, air conditioning units, if any, and all lighting fixtures and any other equipment and appliances operated by electricity.

D.	Appliances. Appliances supplied by Owner in the Apartment are for your use. The appliances will be maintained, repaired, or replaced by the Owner unless the cause for such repair or replacement is the result of Your act or neglect in which case You shall be responsible to repair or replace the appliances.

13.	INABILITY TO PROVIDE SERVICES

Because of a strike, labor trouble, national emergency, inability to procure material or labor riots, failure of electrical power, government laws or regulations, repairs, acts of God, casualty or any other cause beyond Owner’s reasonable control, Owner may not be able to provide or may be delayed in providing services or in making any repairs to the Building. In any case of these events, any rights You may have against Owner are only those rights which are allowed by laws in effect when the reduction in service occurs.

14.	ENTRY TO APARTMENT

During reasonable hours and with reasonable notice, except in emergencies, Owner may enter the Apartment for the following reasons:

(A) To erect, use and maintain pipes and conduits in and through the walls and ceilings of the Apartment; to inspect the Apartment and to make any necessary repairs or changes Owner decides are necessary. Your Rent will not be reduced because of any of this work, unless required by Law.

(B) To show the Apartment to persons who may wish to become owners or lessees of the entire Building or may be interested in lending money to Owner;

(C) For three (3) months before the end of the Lease, to show the Apartment to persons who wish to rent or purchase it;

(D) If during the last month of the Lease You have moved out and removed all or almost all of your property from the Apartment, Owner may enter to make changes, repairs, or redecorations. Your Rent will not be reduced for that month and this Lease will not be ended by Owner’s entry.

(E) if at any reasonable time You are not personally present to permit Owner or Owner’s representative to enter the Apartment and entry is necessary or allowed by law or under this lease, Owner or Owner’s representatives may nevertheless enter the Apartment upon reasonable prior notice. Owner may enter by force in an emergency without prior notice. Owner will not be responsible to You, unless during this entry, Owner or Owner’s representative is negligent or misuses your property.

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15.	ASSIGNING; SUBLETTING; ABANDONMENT

(a) Assigning and Subletting. You cannot assign this Lease or sublet the Apartment without Owner’s advance written consent in each instance to a request made by You. Owner may refuse to consent to a lease assignment or a sublet of the Apartment for any reason or no reason. The apartment may not be used in whole or in part as a hotel, bed and breakfast, hostel or for other forms of short-term stays or transient occupancy.

The Demised Premises shall not be listed or advertised in full or in part in any form of media for any purpose. Any breach of the provisions of this paragraph 15 is a material breach under the terms of this lease. Landlord may at its sole option, terminate this lease upon thirty (30) days’ notice if Tenant violates the provisions of this Paragraph,

(b) Notice Prior to Vacating & Abandonment. You must notify the Owner writing sixty (60) days prior to the expiration of the lease if you do not wish to renew. If You do not provide notice and access as required under the terms of this Lease and the apartment is not re-rented upon Your vacatur or lease expiration, You will continue to be responsible for payment of rent for the later of: sixty (60) days from the lease expiration date or sixty (60) days from the date of vacatur, unless the apartment is re-rented, whichever is sooner. If You move out of the Apartment (abandonment) before the end of this Lease without the consent of Owner, this Lease will not be ended. You will remain responsible for each monthly payment of Rent as it becomes due until the end of this Lease, provided you have complied with the required sixty (60) day notice and access provisions. In the event you have not complied with the sixty (60) day written notice and access provision, You will be responsible for payment of Rent until the later of sixty (60) days after the lease expiration date or sixty (60) days after vacatur. In the case of abandonment, your responsibility for Rent will end only if Owner chooses to end this Lease for default as provided in Article 16.

16.	DEFAULT

(1) You shall be in default under the Lease if You act in any of the following ways:

(a) You fail to carry out any agreement or provision of this Lease other than the agreement or provision to pay Rent;

(b) You or another occupant of the Apartment behaves in an objectionable manner;

(c) You do not take possession or move into the Apartment five (5) days after the beginning of this Lease;

(d) You and other legal occupants of the Apartment move out permanently before this Lease ends;

(e) If the Demised Premises is listed or advertised for short-term or transient occupancy or any other purpose.

If You do default in any one of these ways, other than a default in the agreement to pay Rent, or default under 16 (l) (e) Owner may serve You with a written notice to stop or correct the specified default within five (5) days, or declare this lease terminated. If you are served with a notice to correct or stop the activity, then you must either stop or correct the default within five (5) days, or, if You need more than five (5) days, You must begin to correct the default within five (5) days and continue to do all that is necessary to correct the default as soon as possible.

(2) If You do not stop or begin to correct a default within five (5) days, or if Owner declares this lease terminated. You then must move out of the Apartment. Even though this Lease ends, You will remain liable to Owner for unpaid Rent up to the end of this Lease, holdover rent after the Lease ends, and damages caused to Owner after that time as stated in Article 17 and 19.

Notwithstanding anything contained herein to the contrary, in the event the nature of the default constitutes an emergency, which shall be defined as a condition in which there is imminent danger of harm to the Building or of harm to any person, You shall have one (1) day to either stop or cure the default and no further notice of default shall be required. In the event of an emergency and in the event You fail to cure the default that caused the emergency, at the option of the Owner, Owner may cure the default and bill You as additional rent for Owner’s reasonable costs to cure said default.

(3) If You do not pay your Rent when this Lease requires after a personal demand for Rent has been made, or within three (3) days after a statutory written demand for Rent has been made, or if the Lease ends, Owner may do the following: (a) enter the Apartment and retake possession of it if You have moved out; or (b) go to court and ask that You and all other occupants in the Apartment be compelled to move out.

Once this Lease has been ended, whether because of default or otherwise. You give up any right You might otherwise have to reinstate the Lease.

(4) If you utilize, list or advertise in an attempt to utilize the Demised Premises for such use in whole or in part as a hotel, bed and breakfast, hostel or other forms of short-term stays or transient occupancies, no second default notice shall be required whether or not the default was cured and whether or not the first default notice was for the same or prior incident.

Notwithstanding anything to the contrary herein, Landlord may proceed to give five (5) days’ notice of termination of the lease whether or not such default is cured, and you remain responsible for payment of rent until the sooner of the date the apartment is re-rented or the end of the lease provided you have vacated.

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17.	REMEDIES OF OWNER AND YOUR LIABILITY

If this Lease is ended by Owner because of your default, the following are the rights and obligations of You and Owner.

a)	Once You are out, Owner may re-rent the Apartment or any portion of it for a period of time which may end before or after the ending date of this Lease. Owner may re-rent to a new tenant at a lesser rent or may charge a higher rent than the Rent in this Lease.

b)	Whether the Apartment is re-rented or not, You must pay to Owner as damages:

i)	The difference between the Rent in this Lease and the amount, if any, of the rents collected in any later lease or leases of the Apartment for what would have been the remaining period of this Lease; and

ii)	Owner’s expenses for attorney’s fees, advertisements, broker’s fees and the cost of putting the Apartment in good condition for re-rental.

c)	You shall pay all damages due in monthly installments on the Rent day established in this Lease. Any legal action brought to collect one or more monthly installments of damages shall not prejudice in any way Owner’s right to collect the damages for a later month by a similar action. If the Rent collected by Owner from a subsequent tenant of the Apartment is more than the unpaid Rent and damages which You owe Owner, You cannot receive the difference. Owner’s failure to re-rent to another tenant will not release or change your liability for damages, unless the failure is due to Owner’s deliberate inaction.

18.	ADDITIONAL OWNER REMEDIES

If You do not do everything You have agreed to do, or if You do anything which shows that You intend not to do what You have agreed to do, Owner has the right to ask a Court to make You carry out your agreement or to give the Owner such other relief as the Court can provide. This is in addition to the remedies in Article 16 and 17 of this Lease.

19.	FEES AND EXPENSE

A. Owner’s Right. You must reimburse Owner for any of the following reasonable fees and expenses incurred by Owner:

(1) Making any reasonable repairs to the Apartment or the Building which result from misuse or negligence by You or persons who live with You, visit, or work for You;

(2) Repairing or replacing any appliance damaged by Your use.

(3) Correcting any violations of city, state or federal laws or orders and regulations of insurance rating organizations concerning the Apartment or the Building which You or persons who live with You, visit You, or work for You have caused;

(4) Any reasonable legal fees and disbursements for legal actions or proceedings brought by Owner against You because of a Lease default by You or for defending lawsuits brought against Owner because of your actions;

(5) Removing all of your property after this Lease is ended;

(6) All other reasonable fees and expenses incurred by Owner because of your failure to obey any other provisions and agreements of this Lease. These fees and expenses shall be paid by You to Owner as additional rent within five (5) days after You receive Owner’s bill or statement. If this Lease has ended when these fees and expenses are incurred, You will still be liable to Owner for the same amount as damages.

B. If You shall fail to pay all or any part of any installment of Rent for more than ten (10) days after the same shall have become due and payable, You shall be in default of this Lease and shall pay as additional rent hereunder to Landlord a late charge of four (4) cents for each dollar of the amount of Rent which shall not have been paid to the Owner within such ten (10) days after becoming due and payable. The late charge payable pursuant to this Article 19 shall be (i) payable by You on demand by the Owner but in no event later than the next date for the payment of Rent and (ii) without prejudice to any of Owner’s rights and remedies hereunder at law or in equity for nonpayment or late payment of Rent. The provisions of this Article shall not be construed in any way to extend the grace periods or notice periods provided for in any of the other Articles of this Lease. If you fail to pay any late charge due and owing, the Owner shall have the same rights and remedies under the Lease as in the case of non-payment of rent.

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C. You recognize and agree that the damage to Owner resulting from any failure by You to timely surrender possession of the Demised Premises upon the Expiration Date will be substantial, will exceed the amount of monthly installments of Rent payable hereunder and will be impossible to accurately measure. You therefore agree that if possession of the Demised premises is not surrendered to Owner with twenty-four (24) hours after the Expiration Date or sooner termination of the Lease, in addition to any other rights or remedy Owner may have hereunder or at law, You shall pay to Owner for each month and for each portion of any month during which You hold over in the Demised Premises after the Expiration Date or sooner termination of this Lease, a sum equal to two (2) times the aggregate of the monthly installment of the Rent which was payable under this Lease during the last month of the term of the Lease. Nothing herein contained shall be deemed to permit You to retain possession of the Demised Premises after the Expiration Date or sooner termination of this Lease and no acceptance by the Owner of payments from You after the Expiration Date or sooner termination of the Lease shall be deemed to be other than on account of the amount to be paid by You in accordance with the provisions of this Article, which provisions shall survive the Expiration Date or sooner termination of this Lease.

D. You hereby agree to pay all reasonable attorney fees and disbursements which the Owner shall incur if You are in default under this Lease whether or not the Owner terminates this Lease due to Your default.

20.	PROPERTY LOSS, DAMAGES OR INCONVENIENCE

Unless caused by the negligence or misconduct of Owner or Owner’s agents or employees, Owner or Owner’s agents and employees are not responsible to You for any of the following: (1) any loss of or damage to You or your property in the Apartment or the Building due to any accidental or intentional cause, even a theft or another crime committed in the Apartment or elsewhere in the Building; (2) any loss of or damage to your property delivered to any employee of the Building (i.e., superintendent, etc.); or (3) any damage or inconvenience caused to You by actions, negligence or violations of a Lease by any other tenant or person in the Building except to the extent required by law.

Owner will not be liable for any temporary interference with tight, ventilation, or view caused by construction by or in behalf of Owner. Owner will not be liable for any such interference on a permanent basis caused by construction on any parcel of land not owned by Owner. Also. Owner will not be liable to You for such interference caused by the permanent closing, darkening or blocking up of windows, if such action is required by law. None of the foregoing events will cause a suspension or reduction of the Rent or allow You to cancel the Lease.

21.	FIRE OR CASUALTY

A. If the Apartment becomes unusable, in part or totally, because of fire, accident or other casualty provided that You are not in default of this Lease and provided that the fire, accident, or other casualty is not caused by your acts, negligence, or misconduct, this Lease will continue unless ended by Owner under C below or by You under D below. But the Rent will be reduced immediately. This reduction will be based upon the part of the Apartment which is unusable.

B. Owner will repair and restore the Apartment, unless Owner decides to take actions described in subparagraph C below.

C. After a fire, accident or other casualty in the Building, Owner may decide to tear down the Building or to substantially rebuild it. In such case, Owner need not restore the Apartment but may end this Lease. Owner may do this even if the Apartment has not been damaged, by giving You written notice of this decision within forty-five (45) days after the date when the damage occurred. If the Apartment is usable when Owner gives You such notice, this Lease will end 60 days from the last day of the calendar month in which You were given the notice.

D. If the Apartment is completely unusable or substantially damaged because of fire, accident or other casualty and it is not repaired in one hundred eighty (180) days, You may give Owner written notice that You end the Lease provided that you are not in default of this Lease and provided that the fire, accident, or other casualty is not caused by your acts, negligence, or misconduct. If You give that notice, this Lease is considered ended on the day that the fire, accident or casualty occurred. Owner will refund your security deposit and the pro-rate portion of Rent paid for the month in which the casualty happened.

E. Unless prohibited by the applicable insurance policies, to the extent that such insurance is collected, You and Owner release and waive all right of recovery against the other or anyone claiming through or under each by way of subrogation.

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22.	PUBLIC TAKING

The entire Building or a part of it can be acquired (condemned) by any government or government agency for a public or quasi-public use or purpose. If this happens, this Lease shall end on the date the government or agency take title, You shall have no claim against Owner for any damage resulting; You also agree that by signing this Lease, You assign to Owner any claim against the Government or Government agency for the value of the unexpired portion of this Lease.

23.	SUBORDINATION CERTIFICATE AND ACKNOWLEDGMENTS

All leases and mortgages of the Building or of the land on which the Building is located, now in effect or made after this Lease is signed, come ahead of this Lease. In other words, this Lease is “subject and subordinate to” any existing or future lease or mortgage on the Building or land, including any renewals, consolidations, modifications and replacements of these leases or mortgages, If certain provisions of any of these leases or mortgages come into effect, the holder of such lease or mortgage can end this Lease. If this happens, You agree that You have no claim against Owner or such lease or mortgage holder. If Owner requests, You will sign promptly an acknowledgment of the “subordination” in the form that Owner requires.

You also agree to sign (if accurate) a written acknowledgment to any third party designated by Owner that this Lease is in effect, that Owner is performing Owner’s obligations under this Lease and that you have no present claim against Owner.

24.	TENANT’S RIGHT TO LIVE IN AND USE THE APARTMENT

If You pay the Rent and any required additional rent on time and You do everything You have agreed to do in this Lease, your tenancy cannot be cut off before the Expiration Date, except as provided for in Articles 21, 22, and 23. Owner covenants and agrees with You that upon You paying the Rent and any additional rent and observing and performing all the terms, covenants, and conditions of this Lease on Your part to be performed and observed, You may peaceably and quietly enjoy the Apartment, subject nevertheless to the terms and conditions of the Lease.

25.	RENEWAL

In the event that Owner chooses to offer a renewal lease then You shall be required to either (A) execute and deliver a renewal lease no later than sixty (60) days prior to the expiration date of Your Lease, or (B) give Owner sixty (60) days written notice of Your intention to vacate the unit, which notice shall be received no later than sixty (60) days prior to the expiration date of Your Lease. Moreover, You agree to comply with all the rules and regulations promulgated by Owner and shall pay any lawful rent increase.

26.	BILLS AND NOTICE

A. Notices to You. Any notice from Owner or Owner’s agent or attorney will be considered properly given to You if it (1) is in writing; (2) is signed by or in the name of Owner or Owner’s agent; and (3) is addressed to You at the Apartment and delivered to You personally or sent by registered or certified mail to You at the Apartment. The date of service of any written notice by Owner to you under this agreement is the date of delivery or mailing of such notice.

13. Notices to Owner. If You wish to give a notice to Owner, You must write it and deliver it or send it by registered or certified mail to Owner at the address noted on page 1 of this Lease or at another address of which Owner or Agent has given You written notice.

27.	GIVING UP RIGHT TO TRIAL BY JURY AND COUNTERCLAIM

A. Both You and Owner agree to give up the right to a trial by jury in a court action, proceeding or counter claim on any matters concerning this Lease, the relationship of You and Owner as Tenant and Landlord or your use or occupancy of the Apartment. This Agreement to give up the right to a jury trial does not include claims for personal injury or property damage.

B. If Owner begins any court action or proceeding against You which asks that You be compelled to move out, You cannot make a counterclaim in the same action or proceeding Owner begins against You.

28.	NO WAIVER OF LEASE PROVISIONS

A. Even if Owner accepts your Rent or fails once or more often to take action against You when You have not done what You have agreed to do in this Lease, the failure of Owner to take action or Owner’s acceptance of Rent does not prevent Owner from taking action at a later date if You again do not do what You have agreed to do.

B. Only a written agreement between You and Owner can waive any violation of this Lease.

C. If You pay and Owner accepts an amount less than all the Rent due, the amount received shall be considered to be in payment of all or a part of the earliest Rent due. It will not be considered an agreement by Owner to accept this lesser amount in full satisfaction of all of the Rent due.

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D. Any agreement to end this Lease and also to end the rights and obligations of You and Owner must be in writing, signed by You and Owner or Owner’s agent. Upon execution of such agreement, You shall deliver the keys to the Apartment back to the Owner. Even if You give back the keys to the Apartment and they are accepted by any employee, or agent, or Owner, this Lease is not ended without a written agreement.

29.	CONDITION OF THE APARTMENT

When You signed this Lease, You did not rely on anything said by Owner, Owner’s agent or superintendent about the physical condition of the Apartment, the Building or the land on which it is built. You did not rely on any promises as to what would be done, unless what was said or promised is written in this Lease and signed by both You and Owner. Before signing this Lease, You have inspected the Apartment and You accept it in its present condition “as is,” except for any condition which You could not reasonably have seen during your inspection. Owner has not promised to do any work in the Apartment.

30.	OTHER PROVISIONS

A. This Lease shall be governed by the laws of the State of New York.

B. In the event that any of the provisions of this Lease shall by court order be held invalid or in contravention of any of the laws of the State of New York or the United States government, such invalidation shall not serve to effect the remaining provisions of this Lease.

C. In the event the Building is converted to the condominium form of ownership pursuant to a condominium declaration and by-laws, You hereby agree to abide by the provisions of such declaration and by-laws as they may be amended from time to time.

D. Tenant is hereby advised that Owner may exercise his rights to sell the building to another Owner who may decide to demolish the building, or Owner may decide to demolish the building himself. In the event that Owner decides to exercise his rights under this demolition clause, Owner agrees to give You one hundred twenty (120) days written notice to vacate, (the “Vacate Notice”), the Demised Premises. You agree that upon such notice, You will make arrangements to vacate the unit within one hundred twenty (120) days of the mailing date of the Vacate Notice. In the event that said vacate date is prior to the termination date of your Lease and you vacate within said time period, then, Owner shall pay to You within thirty (30) days of the date You vacate the Premises, the amount which is equivalent to three (3) months rent, plus any and all remaining funds paid in advance for rent along with the Security Deposit, reduced by any amount You may owe to Owner pursuant to the terms of this Lease. You agree that You have not relied on any advertising material, brochures or oral statements that may be contrary to the information set forth above. Accordingly, You have initialed this provision of the Lease in acknowledgement and express agreement of its terms. /s/ James Coleman (Initials of Tenant).

31.	DEFINITIONS

A. Owner: The term “Owner” means the person or organization receiving or entitled to receive Rent from You for the Apartment at any particular time other than a rent collector or managing agent of Owner. “Owner” includes the owner of the land or Building, a lessor, or sublessor of the land or Building and a mortgagee in possession. It does not include a former owner. even if the former owner signed this Lease.

B. You: The Term “You” means the person or persons signing this Lease as Tenant and the successors and assigns, if any, of the signer. This Lease has established a tenant-landlord relationship between You and Owner.

32.	SUCCESSOR INTERESTS

The agreements in this Lease shall be binding on Owner and You and on those who succeed to the interest of Owner or You by law, by approved assignment or by transfer.

33.	PRO-RATION

Rent will be pro-rated as of the time you and Owner agree on or about April 15. 2017.

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Owners’ Rules and Regulations are included as a part of this Lease and are attached hereto.

TO CONFIRM OUR AGREEMENTS, OWNER AND YOU RESPECTIVELY SIGN THIS LEASE AS OF THE DAY AND YEAR FIRST WRITTEN ON PAGE 1.

Witnesses	OWNER:
41 JOHN STREET EQUITIES LLC

By: Time Equities, Inc. as agent

TENANT:
YANGTZE RIVER DEVELOPMENT LTD

/s/ James Coleman
By: James Coleman – Director

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GUARANTY

The undersigned Guarantor guarantees to Owner the strict performance of and observance by Tenant of all the agreements, provisions and rules in the attached Lease. Guarantor agrees to waive all notices when Tenant is not paying Rent or not observing and complying with all of the provisions of the attached Lease. Guarantor agrees to be equally liable with Tenant so that Owner may sue Guarantor directly without first suing Tenant. The Guarantor further agrees that his guaranty shall remain in full effect even if the Lease is renewed, changed or extended in any way and even if Owner has to make a claim against Guarantor. Owner and Guarantor agree to waive trial by jury in any action, proceeding or counterclaim brought against the other on any matters concerning the attached Lease or the Guaranty.

Dated, New York City  ____________________, 2017

_____________________________ Witness	/s/ JAMES COLEMAN Guarantor

JAME COLEMAN

Address	99 Oakdale Road, Roslyn Heights, NY 11577.

Apartment	2A

Premises	41 John Street, New York, NY, 10038

Tenants	Yangtze River Development LTD

Expires	March 31, 2018

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ATTACHED RULES AND REGULATIONS WHICH ARE
A PART OF THE LEASE AS PROVIDED BY ARTICLE 10

Public Access Ways

1. (a) Tenants shall not block or leave anything in or on fire escapes, the sidewalks, entrances, driveways, elevators, stairways, or halls. Public access ways shall be used only for entering and leaving the Apartment and the Building. Only those elevators and passageways designated by Owner can be used for deliveries.

     (b) Baby carriages, bicycles or other property of Tenants shall not be allowed to stand in the halls, passageways, public areas or courts of the Building.

Bathroom and Plumbing Fixtures

2. The bathrooms, toilets, sinks, laboratories and plumbing fixtures shall only be used for the purposes for which they were designed or built; sweepings, rubbish bags, acids or other substances shall not be placed in them.

Refuse

3. Carpets, rugs or other articles shall not be hung or shaken out of any window of the Building. Tenants shall not sweep or throw or permit to be swept or thrown any dirt, garbage or other substances out of the windows or into any of the halls, elevators or elevator shafts. Tenants shall not place any articles outside of the Apartment or outside of the Building except in safe containers and only at places chosen by Owner.

Laundry

4. Tenants shall not dry or air clothes on the roof, outside the windows, or in any common areas of the building.

Keys and Locks

5. Owner may retain a pass key to the Apartments. Tenants may install on the entrance of the Apartment an additional lock of not more than three inches in circumference. Tenants may also install a lock on any window but only in the manner provided by law. Immediately upon making any installation of either type, Tenants shall notify Owner or Owner’s agent and shall give Owner or Owner’s agent a duplicate key. If changes are made to the locks or mechanism installed by Tenants, Tenants must deliver keys to Owner. At the end of this Lease, Tenants must return to Owner all keys either furnished or otherwise obtained. If Tenants lose or fail to return any keys which were furnished to them, Tenants shall pay to Owner the cost of replacing them.

Noise & Odors

6. Tenants, their families, guests, employees, or visitors shall not make or permit any disturbing noises in the Apartment or Building or permit anything to be done that will interfere with the rights, comforts or convenience of other tenants. Also, Tenants shall not play a musical instrument or operate or allow to be operated a phonograph, radio, CD player, television set or VCR so as to disturb or annoy any other occupant of the Building. No Tenant shall cause or permit any unusual or objectionable odors to be produced upon or to emanate from their Apartment.

No Projections

7. A radio or television aerial may not be erected on the roof or outside wall of the Building without the written consent of Owner. Also, awnings or other projections shall not be attached to the outside walls of the Building or to any balcony or terrace.

Floors

8. Tenant shall cover the floors of the apartment with rugs or carpeting, or equally effective noise-reducing material, to the extent of at least 80% of the floor area of each room excepting only kitchens, pantries, bathrooms, maid’s rooms, closets and foyer. Such floor covering shall not be affixed to the floor by any staples, or glue or any other material that may cause damage to the floor upon removal of the covering. The installation of any permanent fixture on the floors shall be a violation of the terms of this lease. Tenant shall be responsible for the cost of repairing the floor and returning it to its original condition.

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Pets

9. No pets, other than one dog or cat, caged birds or fish, (which do not cause a nuisance, health hazard or unsanitary conditions of any kind) shall be kept in the Apartment, unless in each instance it be expressly permitted in writing by Owner. This consent, if given, or the right to keep certain pets in a Tenant’s Apartment can be taken back by Owner at any time for good cause, which may include but not be limited to reasons relating to safety, damage to the Building, the disturbance of other Tenants, on reasonably given notice. Unless carried or on a leash, a dog shall not be permitted on any elevator or in any public portion of the Building. BECAUSE OF THE HEALTH HAZARD AND POSSIBLE DISTURBANCE OF OTHER TENANTS WHICH ARISE FROM THE UNCONTROLLED PRESENCE OF ANIMALS, ESPECIALLY DOGS, IN THE BUILDING, THE STRICT ADHERENCE TO THE PROVISIONS OF THIS RULE BY EACH TENANT IS A MATERIAL REQUIREMENT OF EACH LEASE. TENANT’S FAILURE TO OBEY THIS RULE SHALL BE CONSIDERED A SERIOUS VIOLATION OF AN IMPORTANT OBLIGATION BY TENANT UNDER THIS LEASE. OWNER MAY ELECT TO END THIS LEASE BASED UPON THIS VIOLATION.

Moving/Use of the Elevators

10. Tenants can use the elevator to move furniture, possessions and/or freight only on designated days and hours as determined by the Owner. Owner shall not be liable for any costs, expenses or damages incurred by Tenants in moving because of delays caused by the unavailability of the elevator.

Window Guards

11. IT IS A VIOLATION OF LAW TO REFUSE, INTERFERE WITH INSTALLATION OR REMOVE WINDOW GUARDS WHERE REQUIRED.

Recycling

12. Tenants shall comply with the recycling laws of the City of New York. Recyclable materials, including papers, bottles, glass, plastic and cans shall be sorted by the Tenants and shall in placed in the designated containers for each such item in the storage area for recyclables in the Building.

Air Conditioning Units

13. No air conditioning units may be installed by a tenant in an apartment without the approval of the Owner.

Substances

14. No Tenant or any of his or her agents, servants, employees, guests shall at any time bring into or keep in his or her apartment any inflammable, combustible or explosive fluid, materials, chemicals or substances.

Home Occupations

15. In the event any apartment is used for home occupation purposes which are permitted by the New York City Zoning Resolution, patients, clients or other invitees shall no be permitted for any purpose to wait in the lobby, public hallways or vestibule of the building.

Exterminator

16. The Owner or its managing agent, and any contractor or workman authorized by the Owner or the managing agent may enter any room or Apartment at any reasonable hour of the day, on at least one day’s prior notice to a Tenant for the purpose of inspecting such Apartment for the presence of any vermin, insects or other pests and for the purpose of taking such measures as may be necessary to control or exterminate any such vermin, insects or other pests.

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RIDER NO. 1 TO RESIDENTIAL LEASE DATED MARCH 17, 2017 (THE “LEASE”) BETWEEN 41 JOHN STREET EQUITIES LLC, AS OWNER, AND YANGTZE RIVER DEVELOPMENT LTD., AS TENANT(S), FOR THE DEMISED PREMISES LOCATED AT 41 JOHN STREET, APT #2A, NEW YORK, NY 10038 (THE “APARTMENT”)

The undersigned Tenants recognize that the rent for this apartment exceeds the amount for it to be rent stabilized and therefore this Lease in not subject to rent regulation or control under the Rent Stabilization Law or Code. If under any law, regulation or code now or hereinafter enacted, the undersigns’ tenancy and the rent under this Lease shall be required to be regulated or controlled under the Rent Stabilization Law and/or Code, then the undersigned Tenants hereby agree to promptly execute a new lease with the Owner which shall include the requirements of the Rent Stabilization Law and/or Code applicable to this Lease and the undersigns’ tenancy under the Lease. Such new Lease shall replace and supersede in its entirety the existing Lease for the Apartment.

OWNER:
41 JOHN STREET EQUITI LLC

By: Time Equities, Inc. as agent

TENANT:
YANGTZE RIVER DEVELOPMENT LTD

/s/ James Coleman
By: James Coleman, Director

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Yangtze River Development LTD 41 John Street, Apt. 2A New York, NY, 10038

New York State DEPARTMENT OF STATE Division of Licensing Services P.O. Box 22001 Albany, NY 12201-2001	Customer Service: (518) 474-4429 www.dos.state.ny.us

New York State Disclosure Form for Landlord and Tenant

THIS IS NOT A CONTRACT

New York State law requires real estate licensees who are acting as agents of landlords and tenants of real property to advise the potential landlords and tenants with whom they work of the nature of their agency relationship and the rights and obligations it creates. This disclosure will help you to make informed choices about your relationship with the real estate broker and its sales agents.

Throughout the transaction you may receive more than one disclosure form. The law may require each agent assisting in the transaction to present you with this disclosure form. A real estate agent is a person qualified to advise about real estate.

If you need legal, tax or other advice, consult with a professional in that field.

Disclosure Regarding Real Estate

Agency Relationships

Landlord’s Agent

A landlord’s agent is an agent who is engaged by a landlord to represent the landlord’s interest. The landlord’s agent does this by securing a tenant for the landlord’s apartment or house at a rent and on terms acceptable to the landlord. A landlord’s agent has, without limitation, the following fiduciary duties to the landlord: reasonable care, undivided loyalty, confidentiality, full disclosure, obedience and duty to account. A landlord’s agent does not represent the interests of the tenant. The obligations of a landlord’s agent are also subject to any specific provisions set forth in an agreement between the agent and the landlord. In dealings with the tenant, a landlord’s agent should (a) exercise reasonable skill and care in performance of the agent’s duties; (b) deal honestly, fairly and in good faith; and (c) disclose all facts known to the agent materially affecting the value or desirability of property, except as otherwise provided by law.

Tenant’s Agent

A tenant’s agent is an agent who is engaged by a tenant to represent the tenant’s interest. The tenant’s agent does this by negotiating the rental or lease of an apartment or house at a rent and on terms acceptable to the tenant. A tenant’s agent has, without limitation, the following fiduciary duties to the tenant: reasonable care, undivided loyalty, confidentiality, full disclosure, obedience and duty to account. A tenant’s agent does not represent the interest of the landlord. The obligations of a tenant’s agent are also subject to any specific provisions set forth in an agreement between the agent and the tenant. In dealings with the landlord, a tenant’s agent should (a) exercise reasonable skill and care in performance of the agent’s duties; (b) deal honestly, fairly and in good faith: and (c) disclose all facts known to the agent materially affecting the tenant’s ability and/or willingness to perform a contract to rent or lease landlord’s property that are not consistent with the agent’s fiduciary duties to the tenant.

Broker’s Agents

A broker’s agent is an agent that cooperates or is engaged by a listing agent or a tenant’s agent (but does not work for the same firm as the listing agent or tenant’s agent) to assist the listing agent or tenant’s agent in locating a property to rent or lease for the listing agent’s landlord or the tenant agent’s tenant. The broker’s agent does not have a direct relationship with the tenant or landlord and the tenant or landlord can not provide instructions or direction directly to the broker’s agent. The tenant and the landlord therefore do not have vicarious liability for the acts of the broker’s agent. The listing agent or tenant’s agent do provide direction and instruction to the broker’s agent and therefore the listing agent or tenant’s agent will have liability for the acts of the broker’s agent.

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Dual Agent

A real estate broker may represent both the tenant and the landlord if both the tenant and landlord give their in-formed consent in writing. In such a dual agency situation, the agent will not he able to provide the full range of fiduciary duties to the landlord and the tenant. The obligations of an agent arc also subject to any specific provisions set forth in an agreement between the agent, and the tenant and landlord. An agent acting as a dual agent must explain carefully to both the landlord and tenant that the agent is acting for the other party as well. The agent should also explain the possible effects of dual representation, including that by consenting to the dual agency relationship the landlord and tenant are giving up their right to undivided loyalty. A landlord and tenant should carefully consider the possible consequences of a dual agency relationship before agreeing to such representation. A landlord or tenant may provide advance informed consent to dual agency by indicating the same on this form.

Dual Agent with Designated Sales Agents

If the tenant and the landlord provide their informed consent in writing, the principals and the real estate broker who represents both parties as a dual agent may designate a sales agent to represent the tenant and another sales agent to represent the landlord. A sales agent works under the supervision of the real estate broker. With the informed consent in writing of the tenant and the landlord, the designated sales agent for the tenant will function as the tenant’s agent representing the interests of and advocating on behalf of the tenant and the designated sales agent for the landlord will function as the landlord’s agent representing the interests of and advocating on behalf of the landlord in the negotiations between the tenant and the landlord. A designated sales agent cannot provide the full range of fiduciary duties to the landlord or tenant. The designated sales agent must explain that like the dual agent under whose supervision they function, they cannot provide undivided loyalty. A landlord or tenant should carefully consider the possible consequences of a dual agency relationship with designated sales agents before agreeing to such representation. A landlord or tenant may provide advance informed consent to dual agency with designated sales agents by indicating the same on this form.

This form was provided to me by Clara Rose Dass (print name of licensee) of Time Equities Inc.

(print name of company, firm or brokerage), a licensed real estate broker acting in the interest of the:

☒	Landlord as a (check relationship below)	☐	Tenant as a (check relationship below)

	☒ Landlord’s agent		☐ Tenant’s agent
	☐ Broker’s agent		☐ Broker’s agent

☐ Dual agent

☐ Dual agent with designated sales agent

For advance informed consent to either dual agency or dual agency with designated sales agents complete section below:

☐   Advance informed consent dual agency

☐   Advance informed consent to dual agency with designated sales agents

If dual agent with designated sales agents is indicated above: ________________________ is appointed to represent the tenant; and _______________________ is appointed to represent the seller in this transaction.

(I)(We) _________________________________________ acknowledge receipt of a copy of this disclosure form: signature ☒ Lanlord(s) and or ☒ Tenants(s):

/s/ James Coleman
Tenant-Yangtze River Development LTD - James Coleman

Landlord-41 John Street Equities LLC, Time Equities Inc. as agent

Date:	Date:

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